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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 7, 2003 relating to the financial statements, which appears in Cypress Semiconductor Corporation's Annual Report on Form 10-K for the year ended December 29, 2002. We also consent to the references to us under the headings "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP


San Jose, California
August 22, 2003